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                                                            Exhibit 10.1(h)

                            FIRST AMENDMENT TO LEASE
                            ------------------------

     FIRST AMENDMENT TO LEASE (this "Amendment") dated as of December 27, 1995 between 1155 AVAMER REALTY CORP., a New York corporation with offices at 1155 Avenue of the Americas, New York, New York 10036 (the "Landlord") and FORSTMANN & COMPANY, INC., a Georgia corporation having offices at 1155 Avenue of the Americas, New York, New York 10036 (the "Tenant").


                                  WITNESSETH:
                                  -----------

     WHEREAS, Landlord and Tenant entered into that certain lease dated as of January 31, 1995 (the "Lease") covering the entire third (3rd) and fourth (4th) floors (the "Demised Premises") in the building designated and known as 1155 Avenue of the Americas (the "Building"), in the borough of Manhattan, City, County and State of New York;

     WHEREAS, Tenant filed a voluntary petition for relief pursuant to Section 301 of Title 11 of the United States Code on September 22, 1995;

     WHEREAS, (i) Tenant desires to surrender to Landlord and Landlord desires to accept from Tenant a portion of the Demised Premises (Rooms 300-315 on the third (3rd) floor of the Building consisting of approximately 15, 457 rentable square feet of space (the "Surrender Space")) as shown on Exhibit A annexed hereto and made a part hereof and (ii) Tenant and Landlord desire to amend the Lease with respect to the Surrender Space;

     NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree that the Lease be and the same hereby is amended as follows:

     1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     2. Tenant shall surrender to Landlord the Surrender Space broom clean and in good order and condition upon the entry of an order by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") approving this Amendment. The date of the entry of such order is herein called the "Surrender Date".

     3.  Effective as of the Surrender Date:

         a. The Surrender Space shall be deleted from the definition of "Demised Premises" as set forth in the Lease.

         b. Section 3.01 of the Lease shall be deleted in its entirety and restated as follows to decrease the dollar amount therein:
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         "3.01  During the term of this Lease, Tenant covenants and agrees to pay to Landlord a fixed annual minimum rent (the "Fixed Rent") in lawful money of the United States, in the amount of $1,081,404.00, subject to adjustment pursuant to the provisions of Sections 3.02 and 3.03 hereinbelow."

         c. Section 3.02.A of the Lease shall be deleted in its entirety and restated as follows to decrease the dollar amounts therein:

         "3.02.  A.  The annual Fixed Rent shall be increased as follows:

     1. From 1/1/99 to and including 12/31/01 (the "First Adjustment Period"), the annual Fixed Rent (the "First Adjusted Rent") shall be the lesser of
     (i) $1,151,172 (the "Maximum First Rent") and (ii) $1,081,404 increase by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/98 over the Index in effect on 10/1/94 (the "Base Index").

     2. From 1/1/02 to and including 12/31/04 (the "Second Adjustment Period"), the annual Fixed Rent (the "Second Adjusted Rent") shall be the lesser of
     (i) $1,220,940 (the "Maximum Second Rent") and (ii) $1,081,404 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/01 over Base Index.

     3. From 1/1/05 to and including 12/31/07 (the "Third Adjustment Period"), the annual Fixed Rent (the "Third Adjusted Rent") shall be the lesser of
     (i) $1,290,708 (the "Maximum Third Rent") and (ii) $1,081,404 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/04 over the Base Index.

     4. From 1/1/08 to and including 12/31/10 (the "Fourth Adjustment Period"), the annual Fixed Rent (the "Fourth Adjusted Rent") shall be the lesser of
     (i) $1,360,476 (the "Maximum Fourth Rent") and (ii) $1,081,404 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/07 over the Base Index.

     5. From 1/1/11 to and including 12/31/13 (the "Fifth adjustment Period"), the annual Fixed Rent (the "Fifth Adjusted Rent") shall be the lesser of
     (i) $1,465,128 (the "Maximum Fifth Rent") and (ii) $1,081,404 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/10 over the Base Index.

     6. From 1/1/14 to and including 12/31/15 (the "Sixth Adjustment Period"), the annual Fixed Rent (the "Sixth Adjusted Rent") shall be the lesser of
     (i) $1,569,780 (the "Maximum Sixth Rent") and (ii) $1,081,404 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/13 over the Base Index."

         d. Section 3.02.I of the Lease shall be deleted in its entirety and restated as follows to decrease the dollar amounts therein:

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     "I.   The following is an example of the rental adjustment set forth in
Section 3.02(A) above: If the Index in effect on 10/1/98 exceeds the Base Index by 2%, then the First Adjusted Rent shall initially be $1,113,846.12 (($1,081,404 x [150% x 2%]) + $1,081,404). The First Adjusted Rent will remain in effect from 1/1/99 through 12/31/99. Since the First Rent does not equal the Maximum First Rent, then the computation shall be made again utilizing the Index in effect on 10/1/99. If the Index in effect on 10/1/99 exceeds the Base Index by 8%, then the First Rent commencing 1/1/00 shall be the Maximum First Adjusted Rent since the computation would otherwise exceed $1,151,172."

     e. Section 4.01.A.6 of the Lease shall be deleted in its entirety and restated as follows to decrease Tenant's Percentage and the rentable square foot figures for the calculation thereof:

     "6.  "Tenant's Percentage" shall mean for purposes of this Lease and all
           -------------------
calculations in connection therewith five and seventy-two one hundredths percent (5.72%) which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises and the denominator of which is the agreed rentable square foot area of the Building, both as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 34,884 square feet, and that the agreed rentable square foot area of the Building shall be deemed to be 610,191 square feet, and that the usable square footage of the Demised Premises is 28,213 square feet."

     f. The second paragraph of Section 7.07 of the Lease shall be deleted in its entirety and replaced by the following Section 7.08:

     "7.08. (a) Because the fans for the Building HVAC system servicing the 4th floor also service the 3rd floor of the Building and are wired into the electric meter serving the 3rd floor of the Building, Landlord shall credit Tenant with an amount equal to (i) $450.83 per month (i.e., 35c per rentable square foot per
                                          ----
year) and (ii) $.000241 per hour per rentable square foot for any after business hours use of the fans to service the portion of the 3rd floor not included in this Lease, which sums shall represent Landlord's credits to Tenant for electrical energy for operating the fans servicing said portion of the 3rd floor. Such credit shall be adjusted from time to time by the percentage of any increase or decrease in electric charges to Landlord for operating the fans servicing the 3rd and 4th floors.

     (b) Fans servicing the HVAC system within the Premises shall be wired into Tenant's electric meter and Tenant shall pay the electrical charges for operating such fans."

         g. Section 8.01.C.6 of the Lease shall be deleted in its entirety and replaced by the following:

         "6. Such proposed subletting would result (a) in the fourth (4th) floor of the Demised Premises being divided into more than four (4) rental units in the aggregate or (b) in the third (3rd) floor of the Demised Premises being divided into more than two (2) rental

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units in the aggregate; or"

     4. Except as amended herein, all of the other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

     5. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     6. Tenant shall diligently pursue the approval of the Bankruptcy Court but, if this Agreement has not been approved by the Bankruptcy Court by December 31, 1995 Landlord or Tenant, at its respective option, shall have the right to cancel this Agreement effective upon notice to the others and this Agreement shall thereafter have no further force or effect.

     7. Landlord will be responsible for all costs relating to any construction required to separate the Surrender Space from the Demised Premises.

     8. Landlord represents that it has received consent to the Amendment from the holder of the mortgage on the Building.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first written above.



                                                   1155 AVAMER REALTY CORP.



                                                   By:/s/ Douglas Durst
                                                      ---------------------
                                                      Name: Douglas Durst
                                                      Title:   President



                                                   FORSTMANN & COMPANY, INC.



                                                   By:/s/ Robert N. Dangremond
                                                      --------------------------
                                                      Name: Robert N. Dangremond
                                                      Title:President and Chief
                                                               Executive Officer

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